EXHIBIT 23(b)




                      CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the use and incorporation by reference in this Form S-8 Registration Statement for the Shoreline Financial Corporation 401(k)/Profit Sharing Plan, our report, dated February 7, 1996, on the consolidated financial statements of Shoreline Financial Corporation which appears on page 34 of Shoreline Financial Corporation's Annual Report to Shareholders for the year ended December 31, 1995, which is incorporated by reference in Shoreline Financial Corporation's Form 10-K for the year ended December 31, 1995.


                              /s/ Crowe, Chizek and Company LLP

                              Crowe, Chizek and Company LLP

South Bend, Indiana
August 20, 1996